Exhibit 99.2

DIRECTORS RESOLUTIONS OF

Zhanling International Limited

(the “Company”)

WHEREAS:

A.	Liang Zhao has consented to step down as the New President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

B.	Xiangchen Li has consented to step down as Chief Marketing Officer of the Company.

C.	NingNing Xu has consented to act as the New President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

D.	Liang Zhao stepped down as the New President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

E.	Xiangchen Li stepped down as Chief Marketing Officer of the Company.

F.	NingNing Xu shall act as the New President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

Effective date: April 10, 2023

/s/ Liang Zhao
Liang Zhao

/s/ Xiangchen Li
Xiangchen Li

/s/ NingNig Xu
NingNing Xu